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Shiv Kapoor
Vice President, Strategic Planning & Investor Relations
702-835-6300
InvestorRelations@sppirx.com
Spectrum Pharmaceuticals Reports First Quarter 2019 Financial Results and Pipeline Update

•	Topline results in the previously treated EGFR cohort (cohort 1) of the poziotinib ZENITH20 trial are expected in Q4 2019.

•
Integrated data from the two Phase 3 ROLONTIS® (eflapegrastim) clinical trials will be presented in a poster session at the American Society of Clinical Oncology 2019 annual meeting. Spectrum is working on filing the ROLONTIS Biologics License Application (BLA) as soon as possible.

•	Spectrum completed an asset purchase and licensing deal for the Focused Interferon Therapeutics (FIT) platform and two novel, early stage assets.

•	Divestiture of Spectrum’s seven FDA-approved legacy products closed in Q1 2019 and triggered an up-front cash payment of $158.8 million.
HENDERSON, Nevada - May 9, 2019 - Spectrum Pharmaceuticals, Inc. (NasdaqGS: SPPI), a biopharmaceutical company focused on novel and targeted oncology therapies, announced today financial results for the three-month period ended March 31, 2019.
“We are well on our way to fully executing our strategy for Spectrum," said Joe Turgeon, President and CEO of Spectrum Pharmaceuticals. "The Q1 sale of our portfolio of legacy oncology products provided cash and allowed us to focus on our late-stage assets as well as new growth opportunities. Earlier today, we announced the acquisition of two new assets and a novel antibody-interferon fusion technology platform that could have broad application in oncology. With key near-term catalysts for poziotinib and ROLONTIS and two newly acquired assets, we are building a robust oncology pipeline.”
Pipeline Overview
Poziotinib, an irreversible tyrosine kinase inhibitor targeting EGFR and HER2 mutations

•
Topline results from the EGFR previously treated non-small cell lung cancer cohort (cohort 1) in the ZENITH20 trial are expected in Q4 2019; data from cohort 1 are intended to support a New Drug Application (NDA) filing with the FDA.

•
Enrollment for the HER2 previously treated non-small cell lung cancer cohort (cohort 2) is progressing ahead of previous expectations that enrollment would be complete in Q4. This cohort also has the potential to support an NDA filing with the FDA in the future.

ROLONTIS (eflapegrastim), a novel long-acting GCSF

•	Integrated data from the two Phase 3 ROLONTIS clinical trials (n = 643) will be presented in a poster session at the American Society of Clinical Oncology 2019 annual meeting.

•	Spectrum is working on filing the ROLONTIS BLA as soon as possible.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Business Development

•
Spectrum completed an asset purchase and license agreement for a novel immuno-oncology platform and two early stage assets. Originally developed by scientists at UCLA and licensed to Spectrum by UCLA Technology Development Group, the FIT platform fuses interferon with various monoclonal antibodies targeting various tumor antigens and potentially has broad application in oncology. The license also includes two novel assets derived from this platform.

◦
The first asset is an antibody-interferon fusion molecule directed against CD20 (Anti-CD20-IFNá). This drug candidate is in Phase 1 development for treating relapsed or refractory non-Hodgkin lymphoma, including diffuse large b-cell lymphoma patients where a considerable unmet medical need exists. Research for this program received financial support through the Therapy Acceleration Program® of The Leukemia & Lymphoma Society, Inc. (LLS), and an LLS research grant to UCLA.

◦
The second asset is an antibody-interferon fusion molecule directed against GRP94, a target for which currently there are no existing approved therapies. It has the potential for treating both solid and hematologic malignancies.

Three-Month Period Ended March 31, 2019 (All numbers are from Continuing Operations and are approximate)
GAAP Results
Spectrum recorded a loss of $39.8 million, or a loss of $0.36 per basic and diluted share, in the three-month period ended March 31, 2019, compared to a loss of $19.2 million, or a loss of $0.19 per basic and diluted share, in the comparable period in 2018. Total research and development expenses were $21.9 million in the quarter, as compared to $13.4 million in the same period in 2018. Selling, general and administrative expenses were $16.0 million in the quarter, compared to $16.6 million in the same period in 2018.
Non-GAAP Results
Spectrum recorded a non-GAAP loss of $29.2 million, or a non-GAAP loss of $0.27 per basic and diluted share, in the three-month period ended March 31, 2019, compared to a non-GAAP loss of $26.8 million, or a non-GAAP loss of $0.27 per basic and diluted share, in the comparable period in 2018. Non-GAAP research and development expenses were $20.4 million, as compared to $12.7 million in the same period of 2018. Non-GAAP selling, general and administrative expenses were $10.7 million, as compared to $14.3 million in the same period in 2018.
Conference Call
Thursday, May 9, 2019 @ 4:30 p.m. Eastern/1:30 p.m. Pacific
Domestic:     (877) 837-3910,     Conference ID# 4290388
International:    (973) 796-5077,     Conference ID# 4290388
This conference call will also be webcast. Listeners may access the webcast, which will be available on the investor relations page of Spectrum Pharmaceuticals' website: www.sppirx.com on May 9, 2019 at 4:30 p.m. Eastern/1:30 p.m. Pacific.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

About Spectrum Pharmaceuticals, Inc.
Spectrum Pharmaceuticals is a biopharmaceutical company focused on acquiring, developing, and commercializing novel and targeted drug products, with a primary focus in hematology and oncology. Spectrum has a strong track record of successfully executing across the biopharmaceutical business model, from in-licensing and acquiring differentiated drugs, clinically developing novel assets, successfully gaining regulatory approvals, and commercializing in a competitive healthcare marketplace. Spectrum has a late-stage pipeline with novel assets that serve areas of unmet need. This pipeline has the potential to transform the company in the near future.

Notice Regarding Forward-looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These forward-looking statements relate to a variety of matters, including, without limitation, statements that relate to Spectrum’s business and its future, the Company’s ability to execute its long-term strategy, the timing of the BLA filing for ROLONTIS, the timing of the topline results from the poziotinib EGFR previously treated non-small cell lung cancer cohort in the ZENITH20 trial, the timing of enrollment for the poziotinib HER2 previously treated non-small cell lung cancer cohort in the ZENITH20 trial, the potential for the two poziotinib cohorts to support an NDA filing with the FDA, the potential clinical applications for the FIT therapies, including, in the case of the anti-body interferon fusion molecule directed against GRP94, its potential for treating both solid and hematologic malignancies, the ability of the FIT therapies to meet currently unaddressed medical needs and the size of potential markets, the future potential of Spectrum’s existing drug pipeline, and any other statements that are not purely statements of historical fact. These forward-looking statements are based on management's current beliefs, expectations and assumptions and are subject to significant risks and uncertainties. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Spectrum undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Spectrum believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements, including, without limitation, the uncertainties inherent in new product development, including clinical trial results and additional analysis of existing clinical data, the possibility that Spectrum’s applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that Spectrum’s existing and new drug candidates, including poziotinib, ROLONTIS and the FIT therapies, may not be more effective, safer or more cost efficient than competing drugs, and Spectrum’s dependence on third parties for clinical trials, manufacturing and quality control. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Spectrum in general, see the risk disclosures in the Annual Report on Form 10-K of Spectrum for the year ended December 31, 2018, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Spectrum.
SPECTRUM PHARMACEUTICALS, INC.® and ROLONTIS® are registered trademarks of Spectrum Pharmaceuticals, Inc and its affiliates. REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals’ logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.
© 2019 Spectrum Pharmaceuticals, Inc. All Rights Reserved

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues	$—	$—
Operating costs and expenses:
Selling, general and administrative	15,952	16,616
Research and development	21,886	13,365
Total operating costs and expenses	37,838	29,981
Loss from continuing operations	(37,838)	(29,981)
Other (expense) income:
Interest income (expense), net	1,061	(230)
Other (expense) income, net	(11,285)	9,972
Total other (expense) income	(10,224)	9,742
Loss from continuing operations before income taxes	(48,062)	(20,239)
Benefit for income taxes from continuing operations	8,242	1,067
Loss from continuing operations	$(39,820)	$(19,172)
Income from discontinued operations, net of income taxes	20,665	3,356
Net loss	$(19,155)	$(15,816)

Basic and diluted loss per share:
Loss per common share from continuing operations	$(0.36)	$(0.19)
Income per common share from discontinued operations	0.19	0.03
Net loss per common share	$(0.17)	$(0.16)

Weighted average shares outstanding:
Basic and Diluted	109,552,602	100,809,853

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.
Income from Discontinued Operations, net of Income Taxes
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Product sales, net	$14,183	$28,111
License fees and service revenue	290	2,384
Total revenues	14,473	30,495
Operating costs and expenses:
Cost of sales (excluding amortization of intangible assets)	3,168	6,813
Selling, general and administrative	5,951	7,488
Research and development	2,536	4,530
Amortization of intangible assets	1,248	6,947
Restructuring - employee severance	6,297	—
Total operating costs and expenses	$19,200	$25,778
Loss from discontinued operations	$(4,727)	$4,717
Other income (expense):
Change in fair value of contingent consideration	(1,478)	(291)
Gain on sale of Commercial Product Portfolio*	33,644	—
Total other income (expense)	32,166	(291)
Income from discontinued operations before income taxes	27,439	4,426
Provision for income taxes from discontinued operations**	(6,774)	(1,070)
Income from discontinued operations, net of income taxes	$20,665	$3,356
*This pre-tax gain on sale represents the $158.8 million proceeds from the Commercial Product Portfolio Transaction less our $121.2 book value of transferred net assets (inclusive of assumed liabilities) to Acrotech on the March 1, 2019 closing date, and after legal and banker transaction expenses for the three months ended March 31, 2019 that aggregated $3.9 million.
**This income tax provision represents an allocation of taxes as required under the intraperiod allocation guidance (see Note 10). Due to our aggregate net operating loss-carryforwards, no federal or state income tax payments are expected to be made relating to our current year activity, inclusive of our gain on sale of the Commercial Product Portfolio.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.
Condensed Consolidated Balance Sheets
(In thousands, expect per share and par value amounts)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$272,652	$157,480
Restricted cash	4,000	—
Marketable securities	33,229	46,508
Accounts receivable, net of allowance for doubtful accounts of $67 and $67, respectively	14,936	29,873
Other receivables	7,466	3,698
Prepaid expenses and other assets	7,955	7,574
Discontinued operations, current assets	—	5,555
Total current assets	340,238	250,688
Property and equipment, net of accumulated depreciation	466	385
Other assets	8,180	7,188
Facility and equipment under lease	3,774	—
Discontinued operations, non-current assets	—	132,625
Total assets	$352,658	$390,886
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$60,302	$69,460
Accrued payroll and benefits	5,168	9,853
Contract liabilities	4,850	4,850
Discontinued operations, current liabilities	—	2,311
Total current liabilities	70,320	86,474
Deferred tax liabilities	—	1,469
Other long-term liabilities	9,789	5,650
Discontinued operations, non-current liabilities	—	14,031
Total liabilities	80,109	107,624
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000,000 shares authorized; 111,212,572 and 110,525,141 issued and outstanding at March 31, 2019 and December 31, 2018, respectively	111	110
Additional paid-in capital	895,571	886,740
Accumulated other comprehensive loss	(4,092)	(3,702)
Accumulated deficit	(619,041)	(599,886)
Total stockholders’ equity	272,549	283,262
Total liabilities and stockholders’ equity	$352,658	$390,886

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Non-GAAP Financial Measures (from Continuing Operations)

In this press release, Spectrum reports certain historical results that have not been prepared in accordance with generally accepted accounting principles (GAAP), including non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP net loss and non-GAAP net loss per share. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the tables of this press release and the accompanying footnotes. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with GAAP. The non-GAAP financial measures presented exclude the items summarized in the below table.

Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the company's on-going core operating performance. Management uses non-GAAP net income (loss) in its evaluation of the company's core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. Management believes that the use of these non-GAAP financial measures also facilitates a comparison of the Company’s underlying operating performance with that of other companies in its industry, which use similar non-GAAP measures to supplement their GAAP results.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the company's business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. In addition, other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.
Reconciliation of Non-GAAP Adjustments for Condensed Consolidated Statements of Operations
(In thousands, expect per share amounts)

		CONTINUING OPERATIONS ONLY Three Months Ended March 31,
		2019	2018
(1)	GAAP selling, general and administrative	$15,952	$16,616
	Non-GAAP adjustments to SG&A:
	Severance expense	(1,641)	—
	Stock-based compensation expense	(3,450)	(2,253)
	Depreciation expense	(66)	(46)
	Lease expense	(129)	$—
	Non-GAAP selling, general and administrative	$10,666	$14,317
(2)	GAAP research and development	$21,886	$13,365
	Non-GAAP adjustments to R&D:
	Severance expense	(547)	—
	Stock-based compensation expense	(908)	(632)
	Depreciation expense	(2)	(2)
	Non-GAAP research and development	$20,429	$12,731
(3)	GAAP net loss from continuing operations	$(39,820)	$(19,172)
	Non-GAAP adjustments to net loss from continuing operations:
	Adjustments to SG&A, and R&D as noted above	6,743	2,933
	Adjustments to other (expense) income	12,140	(9,542)
	Adjustments to benefit for income taxes	(8,243)	(1,067)
	Non-GAAP net loss from continuing operations	$(29,180)	$(26,848)
(4)	GAAP net loss from continuing operations - per share (basic and diluted)	$(0.36)	$(0.19)
	Non-GAAP net loss from continuing operations - per share (basic and diluted)	$(0.27)	$(0.27)
	Weighted average shares outstanding:
	Basic	109,552,602	100,809,853
	Diluted	109,552,602	100,809,853

(1) Non-GAAP selling, general and administrative expenses (from continuing operations): These amounts reflect adjustments to reverse allocated operating expenses for certain non-cash items (including stock-based compensation, depreciation and lease expense), as well as the reversal of non-recurring severance expenses. We believe the resulting non-GAAP SG&A value is more indicative of the period-over-period success of our administrative expense control, and more reflective of our normalized SG&A expense trends.

(2) Non-GAAP research and development expenses (from continuing operations): These amounts reflect adjustments to reverse allocated operating expenses for certain non-cash items (including stock-based compensation and depreciation), as well as non-recurring severance expenses. We believe the resulting non-GAAP R&D value is more reflective of our true R&D expense trends.

(3) Non-GAAP net loss (from continuing operations): These amounts reflect all non-GAAP adjustments described in (1) through (2) above, plus other non-cash and/or non-recurring items, including: (i) adjustments to reverse the impact of income taxes; (ii) reversal of foreign exchange gains and losses (non-cash); (iii) reversal of debt discount accretion expense (non-cash) for our convertible notes during the prior year period; and (iv) reversal of the mark-to-market adjustment on our equity securities.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

(4) Non-GAAP net loss per share (from continuing operations): These amounts reflect all non-GAAP adjustments in (1) through (3) above to present our overall non-GAAP financial results for each period on a per-share basis.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI